UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2011

Carter Validus Mission Critical REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-165643 (1933 Act)	27-1550167
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4211 West Boy Scout Blvd.

Suite 500

Tampa, Florida 33607

(Address of principal executive offices)

(813) 287-0101

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

General

On December 1, 2011, Carter/Validus Operating Partnership, LP (“CVOP”), the operating partnership of Carter Validus Mission Critical REIT, Inc. (the “Company”), entered into a joint venture arrangement that consists of two joint venture agreements with three non-U.S. institutional investors to purchase an approximately 338,000 square feet leased data center and parking facilities (“180 Peachtree”) located in Atlanta, Georgia. The acquisition of 180 Peachtree was previously disclosed in the Company’s Current Report on Form 8-K filed on November 25, 2011. CVOP will own approximately 22%, and the three institutional investors will own an aggregate of approximately 78%, of the consolidated joint venture interests. The joint venture arrangement is structured in a manner intended to provide tax efficiencies for the non-U.S institutional investors with CVOP entering into the following two agreements: a Limited Partnership Agreement (the “Partnership Agreement”) with MM Peachtree Holdings, LP, a Delaware limited partnership (“MM Peachtree”), and a limited liability company agreement (the “Operating Agreement”) with 180 Peachtree Holdings, LLC, a Delaware limited liability company (“180 Holdings”). CVOP will be the general partner of MM Peachtree and will serve as the manager of 180 Holdings, for which it will have the exclusive and complete responsibility for the operations and management of the entity and 180 Peachtree. This structure does not affect the economic returns to the Company. The material terms of each joint venture agreement are described below:

Partnership Agreement of MM Peachtree

MM Peachtree is a limited partnership between CVOP and Series Peachtree of GFI Migdal 1, LP, which is an affiliate of Migdal Insurance and Financial Holdings, Ltd. (collectively, “Migdal”), MM Participating Policies Residential, LP, MM Pensions Residential, LP and MM Nostro Residential, LP, which are affiliates of Menora Mivtachim Holdings, Ltd. (collectively, “Menora”), and Ramot Ofek, Ltd. (“Ramot”, and collectively with Migdal and Menora, the “Limited Partners”). None of the Limited Partners are affiliated with the Company, its advisor or affiliates.

All current investments into MM Peachtree consist of 25% equity and 75% partner loans. CVOP has a 2% general partner interest, and the Limited Partners in the aggregate have a 98% limited partner interest, in MM Peachtree. CVOP funded its initial obligation of a cash contribution to MM Peachtree, and intends to fund its future obligations, with the net proceeds from the Company’s ongoing public offering. All funding by the partners to MM Peachtree, including MM Peachtree’s obligations to 180 Holdings, is on a pro rata basis among the partners.

CVOP and the Limited Partners or their respective affiliates (collectively, the “Lenders”) entered into loan agreements and promissory notes dated December 6, 2011 (collectively, the “Partner Loans”) with MM Peachtree. The Partner Loans are unsecured and the material terms provide for the following: (i) a fixed interest rate of 12%; (ii) a default interest rate of the lesser of 17% or the highest rate allowable by law; (iii) interest and principal payments only required from surplus cash; and (iv) a maturity date of December 31, 2021. CVOP has committed to fund up to approximately $517,000 in aggregate principal loans to MM Peachtree. The Lenders also entered into an intercreditor agreement dated December 7, 2011, pursuant to which they will receive proceeds under the Partner Loans pari passu with one another, and each Lender will be considered as having the same priority. The equity and loan proceeds, in the aggregate amount of approximately $4,768,000, were used to acquire MM Peachtree’s 79.47% interest in 180 Holdings, which, through a wholly owned subsidiary, agreed to purchase the fee interest in 180 Peachtree.

The material terms of the Partnership Agreement provide that: (a) CVOP will serve as the general partner of and will be responsible for the administrative duties of MM Peachtree; all operating decisions will require consent from the Limited Partners holding 75% of the ownership interest; (b) with the consent of the Limited Partners holding 75% of the ownership interest, CVOP can be removed as general partner for any reason or no reason; (c) income and distributions will be allocated in proportion to each partner’s ownership percentage; and (d) each partner will vote its interest on matters pertaining to MM Peachtree’s rights under the Operating Agreement.

Operating Agreement of 180 Holdings

CVOP entered into the Operating Agreement with MM Peachtree, pursuant to which, MM Peachtree initially contributed to 180 Holdings approximately $4,768,000 in cash in exchange for a 79.47% ownership interest therein. CVOP funded its obligation under the Operating Agreement for an approximately $1,232,000 cash contribution to 180 Holdings (and intends to fund its future obligations thereunder), in exchange for a 20.53% ownership interest in 180 Holdings, from the net proceeds from the Company’s ongoing public offering. The initial aggregate contributions of $6,000,000 were used to fund 180 Holdings’ third earnest money deposit towards the purchase of 180 Peachtree. 180 Holdings anticipates that future capital requirements to fund its obligation under the purchase and sale agreement for 180 Peachtree will be funded 79.47% by MM Peachtree and 20.53% by CVOP.

The material terms of the Operating Agreement provide for the following: (i) CVOP will serve as the manager of 180 Holdings and have the exclusive and complete responsibility for the operations and management of 180 Holdings; provided, however, that MM Peachtree has approval rights over “major decisions”, as provided for in the Operating Agreement; (ii) with the consent of the members holding 75% of the ownership interest, CVOP can be removed as manager for “cause” or for “good reason”, as provided for in the Operating Agreement; provided however, that if CVOP is removed for good reason, the buy/sell arrangement is triggered; (iii) a customary buy/sell arrangement; provided however, that CVOP cannot exercise its option within the first 48 months of the Operating Agreement unless it is removed as manager for good reason; (iv) CVOP will serve as the tax matters partner of 180 Holdings; (v) income and distributable cash flow will be allocated in proportion to each member’s ownership interest; (vi) an acquisition fee of 1% of the purchase price of 180 Peachtree will be paid to the Company’s advisor; (vii) members holding 75% of the ownership interest may require the sale of 180 Peachtree (subject to a right to purchase 180 Peachtree by the other members); (viii) each member has tag along and drag along rights, as provided for in the Operating Agreement; (ix) if CVOP invests in a competing wholesale data center in Atlanta, CVOP must provide MM Peachtree with the right to invest in such wholesale data center on terms and conditions to be mutually agreed by the parties; provided however, that if CVOP and MM Peachtree fail to enter into a binding agreement within 30 days of good faith negotiations, CVOP may invest in such wholesale data center without MM Peachtree; and (x) other customary terms of a real estate joint venture.

Neither member may freely transfer its interest in 180 Holdings without the consent of the other members, which consent will not be unreasonably withheld, except that each member can transfer its interest to an affiliate, and MM Peachtree may transfer its interest to certain qualified institutional investors.

The material terms of the Partnership Agreement, the Operating Agreement, the loan agreement, the intercreditor agreement and the promissory note are qualified in their entirety by the Partnership Agreement, the Operating Agreement, the loan agreement, the intercreditor agreement and the promissory note filed hereto as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4, and Exhibit 10.5, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Limited Partnership Agreement of MM Peachtree Holdings, LP, dated December 1, 2011, by and among Carter/Validus Operating Partnership, LP, Series Peachtree of GFI Migdal 1 LP, Participating Policies Residential LP, MM Pensions Residential, LP, MM Nostro Residential LP, and Ramot Ofek Ltd.

10.2	Limited Liability Company Agreement of 180 Peachtree Holdings, LLC, dated December 1, 2011, by and between Carter/Validus Operating Partnership, LP and MM Peachtree Holdings, LP

10.3	Loan Agreement, dated December 6, 2011, between MM Peachtree Holdings, LP and Carter/Validus Operating Partnership, LP

10.4	Intercreditor Agreement, dated December 7, 2011, by and among MM Pensions Real Estate US LP, Menora Mivtachim Insurance Ltd., Menora Mivtachim Insurance, Ltd., Ramat Offek, Ltd, Migdal Insurance Company, Ltd., Migdal Makefet U.S. Real Estate LP, Carter/Validus Operating Partnership, LP, and Carter Validus Mission Critical REIT, Inc.

10.5	Promissory Note, dated December 6, 2011, executed by MM Peachtree Holdings, LP, in favor of Carter/Validus Operating Partnership, LP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carter Validus Mission Critical REIT, Inc.

Dated: December 7, 2011	By:	/s/ Todd M. Sakow
Name: Todd M. Sakow
Title: Chief Financial Officer

Exhibit Index

Number	Description

10.1	Limited Partnership Agreement of MM Peachtree Holdings, LP, dated December 1, 2011, by and among Carter/Validus Operating Partnership, LP, Series Peachtree of GFI Migdal 1 LP, Participating Policies Residential LP, MM Pensions Residential, LP, MM Nostro Residential LP, and Ramot Ofek Ltd.

10.2	Limited Liability Company Agreement of 180 Peachtree Holdings, LLC, dated December 1, 2011, by and between Carter/Validus Operating Partnership, LP and MM Peachtree Holdings, LP

10.3	Loan Agreement, dated December 6, 2011, between MM Peachtree Holdings, LP and Carter/Validus Operating Partnership, LP

10.4	Intercreditor Agreement, dated December 7, 2011, by and among MM Pensions Real Estate US LP, Menora Mivtachim Insurance Ltd., Menora Mivtachim Insurance, Ltd., Ramat Offek, Ltd, Migdal Insurance Company, Ltd., Migdal Makefet U.S. Real Estate LP, Carter/Validus Operating Partnership, LP, and Carter Validus Mission Critical REIT, Inc.

10.5	Promissory Note, dated December 6, 2011, executed by MM Peachtree Holdings, LP, in favor of Carter/Validus Operating Partnership, LP